As filed with the Securities and Exchange Commission on January 7, 2000
                        --Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                 -----------------------------------------------
                 (Exact name of issuer specified in its charter)

           New Jersey                                           94-2880078
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

389 Oyster Point Boulevard, South San Francisco, California 94080        94080
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)                 (Zip Code)

                       1993 STOCK OPTION PLAN, AS AMENDED
                       ----------------------------------
                            (Full Title of the Plan)

                                 S. Lewis Meyer
                                    President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (650) 583-9964
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                   Allen, Matkins, Leck, Gamble & Mallory LLP
                           333 Bush Street, 17th Floor
                         San Francisco, California 94104
                                 (415) 837-1515

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                             Proposed Maximum      Proposed Maximum
 Title of Securities    Additional Amount     Offering Price      Aggregate Offering          Amount of
   to Be Registered     to Be Registered       Per Share(1)            Price(1)           Registration Fee
  Common Stock No
     Par Value            6,000,000 (2)            $2.68              $16,080,000             $4,245.00

==================================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sales prices of the Common Stock on January 5, 2000, as reported on the NASDAQ National Market System.

(2) These securities are of the same class and in addition to the 5,500,000 shares of Common Stock initially available to be granted under the 1993 Stock Option Plan and previously registered pursuant to Registration Statements Nos. 33-66992 and 33-61179. The total number of shares of Common Stock now issuable under the 1993 Stock Option Plan, as amended, is 11,500,000.


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


PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
-----------------------------------------------------------

     This Registration Statement on Form S-8 relates to the Imatron Inc. 1993 Stock Option Plan (the "Plan"), which was adopted by the Board of Directors of Imatron Inc. (the "Company") on February 24, 1993 and approved by the shareholders at the 1993 Annual Meeting held on June 23, 1993. 3,000,000 shares of the Company's Common Stock were originally authorized for issuance under the Plan. The Board amended the Plan on February 9, 1995 to increase the number of shares available for issuance under the Plan from 3,000,000 to 5,500,000. The shareholders approved this amendment on June 2, 1995. On March 26, 1999, the Board approved another increase from 5,500,000 shares to 11,500,000 shares. The shareholders voted to approve the increase in the Plan's authorized shares at the 1999 Annual Meeting, held on June 18, 1999. This Registration Statement covers the increase of 6,000,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 11,500,000.

     Options to purchase 6,649,224 shares of common stock have been granted since the Company instituted the Plan. The Plan provides for the granting of two types of options: "incentive stock options" and "nonqualified stock option." The incentive stock options only are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1993 Plan is not qualified under Section 401(a) of the Internal Revenue Code nor is it subject to the provisions of ERISA.

INCORPORATION OF DOCUMENTS BY REFERENCE.
---------------------------------------

     The following documents are incorporated by reference in this Registration Statement.

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

          (b) Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999, September 30, 1999 and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1998;

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 12, 1983 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

          (d) The description of Registrant's Common Stock contained in the Registration Statement on Form S-8 filed with the Commission on August 3, 1993, (Registration Statement No. 033-66992) under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

          (e) The description of Registrant's Common Stock contained in the Registration Statement on Form S-8 filed with the Commission on July 20, 1995, (Registration Statement No. 033-61179) under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



ITEM 8   EXHIBITS

Exhibit No.    Description
-----------    -----------

4              Imatron Inc. 1993 Stock Option Plan, as amended

5              Opinion of Counsel as to legality of securities being registered.

23.1(A)        Consent of KPMG LLP, independent auditors
23.1(B)        Consent of Ernst & Young LLP, independent auditors

23.2           Consent of counsel. Reference is made to Exhibit 5.

24             Power of Attorney (contained in signature pages)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 6, 2000.

                                     IMATRON INC.

                                     By: /s/ S. LEWIS MEYER
                                         -----------------------
                                         S. Lewis Meyer
                                         Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas P. Boyd and S. Lewis Meyer, or either of them, his true and lawful attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                            Date
        ---------                    -----                            ----

/s/ S. LEWIS MEYER         Chief Executive Officer,             January 6, 2000
-----------------------    Chief Financial Officer
S. Lewis Meyer             and Director

/s/ DOUGLAS P. BOYD        Chairman of the Board                January 6, 2000
-----------------------
Douglas P. Boyd

/s/ TERRY ROSS             President and Director               January 6, 2000
-----------------------
Terry Ross

/s/ JOHN L. COUCH          Director                             January 6, 2000
-----------------------
John L. Couch

/s/ ALDO TEST              Director                             January 6, 2000
-----------------------
Aldo Test

/s/ WILLIAM J. MCDANIEL    Director                             January 6, 2000
-----------------------
William J. McDaniel

/s/ ALLEN CHOZEN           Director                             January 6, 2000
-----------------------
Allen Chozen

/s/ RICHARD K. MYLER       Director                             January 6, 2000
-----------------------
Richard K. Myler, MD

                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

                        6,000,000 Shares of Common Stock

Exhibit No.     Description                                             Page No.
-----------     -----------                                             --------

4               Imatron Inc. 1993 Stock Option Plan, as amended          5

5               Opinion of Counsel as to legality of securities
                being registered.                                       12

23.1            Consent of Independent Auditors                         13
23.1(A)         Consent of KPMG LLP
23.1(B)         Consent of Ernst & Young LLP

23.2            Consent of counsel. Reference is made to Exhibit 5.

24              Power of Attorney (contained in signature pages)